Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Whitney Holding Corporation (the Company), in the capacities and on the dates indicated below, hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, based on their knowledge, that:

(1)  the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:           May 10, 2011                                                                                                By: /s/ John C. Hope, III
                                                                                                                                              John C. Hope, III
                                                                                                                                              Chairman of the Board and
                                                                                                                                              Chief Executive Officer

Dated:           May 10, 2011                                                                                                By: /s/ Thomas L. Callicutt, Jr.
                                              Thomas L. Callicutt, Jr.
                                              Senior Executive Vice President and
                                              Chief Financial Officer